Exhibit 10.7

SUBLEASE AMENDING AND EXPANSION AGREEMENT
887 Great Northern Way, Vancouver

THIS AGREEMENT, dated for reference the 4th day of January, 2016, but effective the 1st day of January, 2016 (the “Effective Date”),
BETWEEN: DISCOVERY PARKS REALTY CORP
(the "Sublandlord")
AND: QLT INC.
(the "Subtenant")
WITNESSES THAT WHEREAS:

A.
By a lease (the "Head Lease") executed as of the 5th day of April, 2013, Dundee Properties Limited Partnership and 560677 B.C. Ltd. (together, the "Head Landlord") leased to Discovery Parks Holdings Ltd., in its capacity as trustee of Discovery Parks Trust ("DPT"), upon and subject to the terms of the Head Lease, certain premises (the "Leased Premises") located in the building with a civic address at 887 Great Northern Way, Vancouver, British Columbia, which premises are more particularly described in the Head Lease and shown on the floor plan annexed as Schedule "A” to the Head Lease;

B.	The Sublandlord is the successor in interest to all right and interest of DPT in and to the Head Lease and the Leased Premises;

C.
Pursuant to a sublease dated for reference June 2, 2015 (the "Sublease"),the Sublandlord sublet to the Subtenant a portion of the Leased Premises (the "Sublet Premises"), which Sublet Premises were described in Recital C of the Sublease as comprising a portion of the second floor of the Building and containing approximately 5,850 square feet of Rentable Area ("Premises A"), together with another portion of the second floor of the Building and containing approximately 2,275 square feet of Rentable Area ("Premises B"); and

D.
The Sublandlord and the Subtenant wish to amend the Sublease in order to include additional premises located on the second floor of the Building and containing approximately 350 square feet of Rentable Area as shown outlined and denoted as "B3" on the floor plan of the Leased Premises attached hereto as Schedule "B" ("Premises B3"), on the terms and conditions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements between the parties to this Agreement and the sum of Ten Dollars ($10.00) now paid by each party to the other (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.0	Interpretation

1.1	Unless otherwise defined in this Agreement, capitalized terms used in this Agreement have the meanings ascribed to them in the Sublease.

1.2	All schedules attached to this Agreement will form an integral part of this Agreement.

2.0	Demise

2.1
As of the Effective Date, in consideration of the rents, covenants, conditions, and agreements respectively reserved and contained in the Sublease as amended hereby, the Sublandlord demises to the Subtenant, and the Subtenant accepts, Premises B3, on an "as is, where is" basis.

2.2
For certainty, the parties acknowledge and agree that any reference in the Sublease to any rights to rent free periods or requirements on the Sublandlord's part to pay to the Subtenant any tenant improvement allowance, inducement or other amount will not apply to Premises B3.

3.0	Sublease Amendments

3.1	From and after the Effective Date, the Sublease is hereby amended as follows:

(a)	by deleting Recital C in its entirety and replacing it with the following:

"C.
The Sublandlord and the Subtenant wish to enter Into this Sublease for a portion of the Leased Premises (the "Sublet Premises") comprised of a portion of the second floor of the Building and containing approximately 5,850 square feet of Rentable Area as shown outlined and denoted as "A1" ("Premises A1") and "A2" ("Premises A2", and together with Premises A1, "Premises A") on the floor plan of the Leased Premises attached hereto as Schedule "B" (the "Floor Plan"), together with another portion of the second floor of the Building and containing approximately 2,625 square feet of Rentable Area as shown outlined and denoted as "B1" ("Premises B1"), "B2" ("Premises B2") and "B3" ("Premises B3", and together with Premises B1 and Premises B2, "Premises B") on the Floor Plan, on the terms specified in this Sublease;"

(b)    by deleting Section 2.1 in its entirety and replacing it with the following:

"2.1	The Sublandlord subleases to the Subtenant and the Subtenant subleases from the Sublandlord:

(a)	Premises A for a term (the "Premises A Term") commencing on September 1, 2015 (the "Commencement Date") and expiring on August 31, 2016 (the "Expiration Date");

(b)	Premises B1 and Premises B2 for a term (the "Premises B1 and B2 Term") commencing on the Commencement Date and expiring on the Expiration Date; and

(c)	Premises B3 for a term (the "Premises B3 Term") commencing on January 1, 2016 (the "Premises B3 Commencement Date") and expiring on the Expiration Date, upon and subject to the terms of this Sublease. The Premises A Term, the Premises B1 and B2 Term, and the Premises B3 Term are hereinafter together referred to as the "Sublease Term"."
(d)    by deleting Section 3.2 in its entirety and replacing it with the following:
"3.2 The Sublandlord covenants and agrees with the Subtenant that if the Subtenant duly and punctually observes and performs the Subtenant's covenants, agreements, and provisos in this Sublease, and provided further that this Sublease remains in effect for Premises A, the Subtenant may, at its option and upon delivering written notice to the Sublandlord not later than one month prior to the Expiration Date or the expiration of the then current Premises B Renewal Term, as the case may be, renew this Sublease with respect to all of Premises B or with respect to one or two of any of Premises B1, Premises B2 and Premises B3, on a month-to-month basis (each, a "Premises B Renewal Term") upon all the terms, covenants, agreements, and provisos contained in this Sublease, provided that the Sublease for Premises B may not in any event be renewed beyond August 30, 2017, and except that either the Sublandlord or the Subtenant may, during any Premises B Renewal Term, terminate this Sublease with respect to all of Premises B or with respect to one or more of any of Premises B1, Premises B2 and Premises B3, on one month's prior written notice to the other. For greater certainty, the Sublease Gross Rent payable during any Premises B Renewal Term will be equal to that paid during the initial Premises B1 and B2 Term, or initial Premises B3 Term, as the case may be."

(e)	by deleting Section 4.2 in its entirety and replacing it with the following:

"4.2	The Subtenant will pay to the Sublandlord as Sublease Gross Rent (as hereinafter defined) the following amounts:

(a)
$14,500 plus applicable value-added tax ("GST") per month in respect of Premises A during the Premises A Term (being the sum of $13,000 per month plus GST in respect of Premises A1, and $1,500 per month plus GST in respect of Premises A2);

(b)
$5,500 plus GST per month in respect of Premises B1 and Premises B2 during the Premises B1 and B2 Term (being the sum of $2,000 per month plus GST in respect of Premises B1, and $3,500 per month plus GST in respect of Premises B2);and

(c)	$750 plus GST per month in respect of Premises B3 during the Premises B3 Term, payable, in advance without demand, deduction, set-off or abatement on the first day of each and every month commencing on the Commencement Date in respect of Premises A, Premises B1 and Premise B2, and commencing on the Premises B3 Commencement Date in respect of Premises B3. "Sublease Gross Rent" is defined as the total rent payable by the Subtenant in respect of Premises A during the Premises A Term, in respect of PremisesB1 and Premises B2 during the Premises B1 and B2 Term, and in respect of Premises B3 during the Premises B3 Term, and for greater certainty, includes all items defined in the Head Lease as Rent, Basic Rent, Additional Rent and off-peak utilities. "

(f)	by replacing Schedule "B" attached to the Sublease with Schedule "B" attached to this Agreement.

4.0	Sublease Remains in Force

4.1	Except as amended by this Agreement, all other terms and conditions contained in the Sublease remain unamended and in full force and effect.

5.0	Binding Effect

5.1	This Agreement will enure to the benefit of the parties and their respective permitted successors and permitted assigns.

6.0	Counterparts

6.1	This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one instrument and may be delivered by electronic means.

IN WITNESS WHEREOF the Sublandlord and the Subtenant have duly executed this Agreement as of the date and year first written above.

DISCOVERY PARKS REALTY CORP
Per: /s/ Laura Cassin________________
Authorized Signatory

QLT INC.
Per: /s/ Glen Ibbott________________
Authorized Signatory

SCHEDULE"B"